                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wired Ventures, Inc. and Subsidiaries:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Historical Financial Data" in the proxy statement/prospectus.

                                          /s/ KPMG Peat Marwick LLP

San Francisco, California
November 25, 1998